SUPPLEMENT DATED MARCH 4, 2002

TO PROSPECTUS DATED MAY 1, 2001 FOR

INDIVIDUAL AND GROUP VARIABLE,

FIXED AND MARKET

VALUE ADJUSTED DEFERRED ANNUITY

CONTRACTS

Issued By

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

and

KEMPER INVESTORS LIFE INSURANCE COMPANY

This Supplement amends certain information contained in your Zurich Preferred Plus Variable Annuity Prospectus. Please read this Supplement carefully and keep it with your Prospectus for future reference.

The second paragraph under the heading entitled "Rankings and ratings," appearing on page 48 of the Prospectus, is hereby deleted and replaced with the following:

"Our current ratings are as follows:

A.M. Best Company....................A+ u (Superior)

Moody's Investors Service............Aa3 (Excellent)

Standard & Poor's......................A+ (Strong)

Our A.M. Best Company rating has been placed under review with developing implications."